SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 18, 2003

                    The Interpublic Group of Companies, Inc.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                    1-6686                13-1024020
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(State or Other Jurisdiction     (Commission File          (IRS Employer
      of Incorporation)               Number)           Identification No.)

 1271 Avenue of the Americas, New York, New York               10020
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     (Address of Principal Executive Offices)               (Zip Code)


        Registrant's telephone number, including area code: 212-399-8000


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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events and Regulation FD Disclosure.

         On November 18, 2003, Modem Media, Inc. ("Modem Media") issued a press release, attached hereto as Exhibit 99.1, which is hereby incorporated by reference, announcing it had filed a registration statement with the Securities and Exchange Commission for the proposed offering of Modem Media common shares in an underwritten public offering by The Interpublic Group of Companies, Inc. ("Interpublic") and two other Modem Media shareholders. Interpublic is offering for sale under the registration statement approximately 7 million shares of common stock of Modem Media, an interactive marketing strategy and services firm. In addition, Interpublic has granted the underwriters in the offering the right to purchase up to an additional 1,080,000 shares to cover over-allotments.

Item 7.  Financial Statements and Exhibits.

         Exhibit 99.1:  Press Release of Modem Media, dated November 18, 2003.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE INTERPUBLIC GROUP OF
                                              COMPANIES, INC.


Date: November 21, 2003                   By: /s/ Nicholas J. Camera
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                                              Nicholas J. Camera
                                              Senior Vice President, General
                                              Counsel and Secretary